Exhibit 21.1

SUBSIDIARIES OF

THE READER’S DIGEST ASSOCIATION, INC.

Argentina

Reader’s Digest Argentina, SRL

Australia

The Reader’s Digest Association Pty. Limited

Reader’s Digest APAC Holdco Pty. Limited

Reader’s Digest (Australia) Pty. Ltd.

RDAsian Holdco Pty. Limited

Direct Holdings Asia Pacific Pty. Limited

Shop Australia Pty. Limited

Direct Holdings Australia Pty. Limited

Direct Holdings (N.Z.) Pty. Limited

Austria

Verlag Das Beste Ges.m.b.H.

Belgium

Reader’s Digest N.V.-S.A.

Reader’s Digest World Services, S.A.

Brazil

Reader’s Digest Brasil Ltda.

Bulgaria

Reader’s Digest EOOD

Canada

1302791 Alberta ULC

The Reader’s Digest Association (Canada) Ltd.

Reader’s Digest Magazine Limited

3634116 Canada Inc.

China

Reader’s Digest (Guangzhou) Direct Mail Service Co. Ltd.

Reader’s Digest (Shanghai) Advertising Co. Ltd.

Czech Republic

Reader’s Digest Vyber s.r.o.

Finland

Oy Valitut Palat - Reader’s Digest Ab

France

Selection du Reader’s Digest S.A.

Selection du Reader’s Digest Assurances SARL

Germany

Verlag Das Beste GmbH

Optimail/Direcktwerbeservice GmbH

Pegasus Medien Produktions- und Vertriebsgesellschaft.mbH

Target Direct Marketing Services GmbH

RD German Holdings GmbH

Reader’s Digest Deutschland Holding GmbH

Greece

Reader’s Digest Hellas Publications Company Limited

Hong Kong

Reader’s Digest Association Far East Limited

Reader’s Digest (East Asia) Limited

Reader’s Digest Asia, Ltd.

R.D. Properties, Ltd.

Reader’s Digest (China) Direct Marketing Services Co., Ltd.

Hungary

Reader’s Digest Kiado KFT

India

Reader’s Digest Book and Home Entertainment (India) Private Limited

Italy

Libri e piu, Srl

Japan

The Reader’s Digest Ltd.

Reader’s Digest Global Advertising Ltd.

Kazakhstan

LLC “Publisher Reader’s Digest

Malaysia

Reader’s Digest (Malaysia) Sdn. Bhd

Mexico

Caribe Condor S.A. de C.V.

Corporativo Reader’s Digest Mexico S. de R.L. de CV

Grupo Editorial Reader’s Digest, S. de R.L. de C.V.

Reader’s Digest Mexico, S.A. de C.V.

Netherlands

Pegasus Netherlands Services CV

Reader’s Digest European Shared Services B.V.

Uitgeversmaatschappij The Reader’s Digest N.V.

Distrimedia Services B.V.

Reader’s Digest Netherlands Holdings BV

Direct Holdings International B.V.

Direct Holdings Holland B.V.

Philippines

Reader’s Digest (Philippines) Inc.

Poland

Reader’s Digest Przeglad Sp.z o.o.

Portugal

Seleccoes do Reader’s Digest (Portugal) S.A.

Romania

Editura Reader’s Digest SRL

Russia

Publishing House Reader’s Digest, JSC

LLC Digest Direct

Singapore

Readers Digest Asia Pte. Ltd.

Slovak Republic

Reader’s Digest Vyber Slovensko, s.r.o.

Spain

Reader’s Digest Selecciones S.A.

Sweden

Reader’s Digest Aktiebolag

Switzerland

Das Beste aus Reader’s Digest AG

Direct Holdings Switzerland GmbH

Thailand

Reader’s Digest (Thailand) Limited

Ukraine

LLC Direct Digest

LLC Publisher Reader’s Digest

United Kingdom

Reader’s Digest Children’s Publishing Limited

Pegasus Regional Limited

United States*

Ardee Music Publishing, Inc.

Christmas Angel Productions, Inc.

Direct Holdings U.S. Corp.

Direct Holdings Americas Inc.

Alex Inc.

Direct Holdings Custom Publishing Inc.

Direct Holdings Customer Service Inc.

Direct Holdings Education Inc.

Direct Holdings Libraries Inc.

Direct Holdings IP L.L.C.

Direct Entertainment Media Group, Inc.

KitchenTek, LLC

Saguaro Road Records, Inc.

Pegasus Asia Investments Inc.

Pegasus Investment, LLC

Pegasus Sales, Inc.

Pleasantville Music Publishing, Inc.

RDA Sub Co. (f/k/a Books Are Fun, Ltd.)

Reiman Media Group, LLC

Taste of Home Productions, Inc.

World Wide Country Tours, Inc.

R.D. Manufacturing Corporation

Reiman Manufacturing, LLC

RD Publications, Inc.

Home Service Publications, Inc.

RD Large Edition, Inc.

RD Walking, Inc.

Retirement Living Publishing Company, Inc.

Travel Publications, Inc.

Reader’s Digest Children’s Publishing, Inc.

Reader’s Digest Consumer Services, Inc.

Reader’s Digest Entertainment, Inc.

Reader’s Digest Financial Services, Inc.

Reader’s Digest Latinoamerica, S.A.

WAPLA, LLC

Reader’s Digest Sales and Services, Inc.

Taste of Home Media Group, LLC

Haven Home Media, LLC (f/k/a Reader’s Digest Sub Nine, Inc.)

Reader’s Digest Young Families, Inc.

W.A. Publications, LLC

WRC Media, Inc.

RDCL, Inc. (f/k/a Compass Learning, Inc.)

RDA Digital, LLC

RDWR, Inc. (f/k/a Weekly Reader Corporation)

Weekly Reader Custom Publishing, Inc.

World Almanac Education Group, Inc.

Funk & Wagnalls Yearbook Corp.

Gareth Stevens, Inc.

*All are Delaware companies except Allrecipes.com, Inc. which is a Washington company, RDA Sub Co., which is an Iowa company, Gareth Stevens, Inc. which is a Wisconsin company, and Direct Holdings Libraries, Inc. which is a New York company.